Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Portage Biotech Inc. (“Portage”) on Form F-3 (File No. 333-253468) of our report dated May 6, 2022, with respect to our audits of the financial statements of Tarus Therapeutics, Inc. (“Tarus”) as of and for the years ended December 31, 2021, 2020 and 2019, which report is included in Form 6-K/A of Portage.

Our report on the financial statements contains an explanatory paragraph regarding Tarus' ability to continue as a going concern.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Saddle Brook, New Jersey

October 12, 2022